UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): November 7, 2008

Bald Eagle Energy Inc.
(Exact Name of Registrant as Specified in its Charter)
______________________________________________________________________________

Nevada	000-52565	72-1619354
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

21 Waterway Avenue, The Woodlands, Texas 77380
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:  (281) 362-2821

__________________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 7, 2008, Bald Eagle Energy Inc., f/k/a Columbus Ventures Inc. (the “Company”), completed the closing of the transactions contemplated by the previously-announced Purchase Agreement (the “Purchase Agreement”) with Daniel K. Donkel and Samuel H. Cade, as the sellers, wherein the Company acquired from the sellers the exclusive right to drill for, extract, remove, process and dispose of oil and natural gas and associated substances under six (6) separate leases (the “Leases”) in the State of Alaska’s North Slope hydrocarbon province. The parcels subject to the Leases acquired by the Company constitute an aggregate total of 18,418 acres. The initial primary term of each Lease begins on February 1, 2007 and expires on January 31, 2012, unless it is extended for production or as otherwise provided under the terms of the Lease.

The total purchase price for the Leases is $621,607.50, which has been paid in full. The sellers have assigned 100% of the working interest (a net revenue interest of 78.33%) of the record title to each of the Leases to the Company. As part of the transfer, the sellers reserved an overriding royalty interest equal to 5% of 8/8ths, in addition to the 16.67% overriding royalty interest reserved by the State of Alaska, which will apply to all renewals and extensions of the Leases. For further information on the Purchase Agreement, please refer to the Form 8-K filed by the Company on April 24, 2008.

Prior to closing the Purchase Agreement transactions, the Company was a “shell company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934. As such, reference is made to the disclosures relating to the material terms of the Company’s acquisition of the Leases found in the Form 8-K filed by the Company on April 24, 2008 in satisfaction of the additional disclosure requirements of this Item 2.01.

Prior to its pursuit of the Leases under the Purchase Agreement, the Company’s principal asset was a 100% undivided interest in the Cheryl Comego mineral claims (12 units) located in the Province of British Columbia, Canada, referred to as the “Comego Property,” consisting of an area of approximately 630 acres located at the headwaters of the Chemainus River, approximately 20 miles east of the City of Nanaimo, on Vancouver Island. On April 18, 2008, as a result of the Company’s decision to proceed with the acquisition of the Leases, the Company allowed its interests in the Comego Property, which were held by our wholly-owned British Columbia subsidiary, CMBS Explorations Inc., to lapse to avoid the need for further expenditures. As a result, the Company no longer has any rights to the minerals on the Comego Property.

The Company’s decision to execute the Purchase Agreement represents an anticipated shift in the Company’s business focus to that of an independent oil and natural gas company with the intent of engaging in the acquisition, drilling and production of oil and natural gas properties and prospects. The Company anticipates implementing this new business focus by pursuing interests in oil and natural gas properties through lease acquisition activities, such as through the Purchase Agreement. The Company plans to act as a non-operator, which means the Company will not directly manage exploration, drilling or development operations, but instead will exploit the Company’s assets by seeking joint ventures with oil and natural gas companies that have exploration, development and production expertise.

Item 5.06 Change in Shell Company Status.

The information provided under Item 2.01 in this Current Report on Form 8-K is incorporated by reference into this Item 5.06. The Company also incorporates by reference the disclosures found in the Form 8-K filed by the Company on April 24, 2008, relating to the Company’s acquisition of the Leases.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The Company is filing the following unaudited pro forma financial information with respect to the transactions described in this Current Report on Form 8-K.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following pro forma balance sheet has been derived from the balance sheet of Bald Eagle Energy Inc. (the “Company”) at June 30, 2008, and adjusts such information to give effect to the acquisition of the Leases (as defined below) as if the acquisition had occurred at such date. The pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at June 30, 2008. The pro forma balance sheet should be read in conjunction with the notes thereto and the Company’s financial statements and related notes thereto contained in its most recent annual and quarterly reports filed under the Securities Exchange Act of 1934, as amended.

On November 7, 2008, the Company acquired the exclusive right to drill for, extract, remove, process and dispose of oil and natural gas and associated substances under six (6) separate leases (the “Leases”) in the State of Alaska’s North Slope hydrocarbon province, from Daniel K. Donkel and Samuel H. Cade. The Leases were acquired pursuant to the terms of that certain Purchase Agreement dated April 18, 2008 (the “Purchase Agreement”), between those sellers and the Company. The Company’s decision to acquire the Leases reflects a shift in the Company’s business focus to that of an independent oil and natural gas company with the intent of engaging in the acquisition, drilling and production of oil and natural gas properties and prospects. The Company intends to pursue interests in oil and natural gas properties through lease acquisition activities, such as through the Purchase Agreement.

BALD EAGLE ENERGY INC. (A Development Stage Company) Pro Forma Balance Sheet as of June 30, 2008 (unaudited)

	Historical Statement June 30th, 2008	Pro-Forma Adjustments	Pro-Forma Results
Assets
Current
Cash	$7,589	$149,392	$156,981	(1)	(2)
Prepaid	$1,463	-	$1,463
Total current assets	$9,052	$149,392	$158,444
Deposit on acquisition of leases	$470,000	$(470,000)	-	(2)	(3)
Long term asset		$621,608	$621,608	(3)
Total assets	$479,052	$301,000	$780,052

Liabilities
Current
Accounts payable and accrued liabilities	$10,257	$-	$10,257
Loan payable	$25,935	-	$25,935
Total current liabilities	$36,192	-	$36,192
Total liabilities	$36,192	-	$36,192

Stockholders’ equity (deficit)
Capital Stock
Authorized:
400,000,000 common voting stock, $0.001 par value
100,000,000 preferred stock, $0.001 par value
Issued and outstanding:
71,468,600 and 130,068,600 common shares, respectively	$71,468	$430	$71,898	(1)
Additional paid-in-capital	$578,703	$300,570	$879,273	(1)
Deficit accumulated during the development stage	$(207,311)		$(207,311)
Total stockholders’ equity (deficit)	$442,860	$301,000	$743,860

Total liabilities and stockholders’ equity (deficit)	$479,052	$301,000	$780,052

(1)	Private placement of 430,000 shares at $0.70 per share ($301,000 total)
(2)	Payments to complete acquisition of leases
(3)	To reclassify deposit as long term asset

(c) Shell Company Transactions.

See response to Item 9.01(a) above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2008	BALD EAGLE ENERGY INC.

	By:	/s/ Andrew Harper
Andrew Harper
Chief Executive Officer